Exhibit 99.1

P. Robert Moya Named to Duraswitch Board of Directors

          PHOENIX, Feb. 7 /PRNewswire-FirstCall/ -- Duraswitch (Nasdaq: DSWT) announced today that P. Robert (Bob) Moya has been named to its Board of Directors, effective immediately.

          Mr. Moya will serve as a Class 1 Director and will also serve on the Nominations and Corporate Governance Committee.  The appointment of Mr. Moya increases the membership of the Board to seven.

          “We are extremely pleased to welcome Mr. Moya to our Board,” said Bob Brilon, Duraswitch CEO.  “His vast experience in securities law and mergers and acquisitions -- particularly with entrepreneurial, technology companies -- is an ideal fit for our Board.  Mr. Moya’s qualifications, as well as his genuine desire and passion for helping us grow Duraswitch, makes it exhilarating to have him as part of the team.”

          Brilon continued, “His expertise in both the legal and strategic aspects of business will benefit Duraswitch as we continue to pursue opportunities to expand our licensing model and develop strategic partnerships.”

          “I had the pleasure of being outside corporate counsel for Duraswitch from the early days of the company through 2001 and managed legal aspects of the initial public offering in 1999.  I welcome the opportunity to participate in the company’s future growth,” said Moya.

          From 2002 through 2004, Moya served as executive vice president, and general counsel of Insight Enterprises, Inc, a Fortune 1000 company.  He was also designated Insight’s Chief Administrative Officer in 2003.  Prior to joining Insight, Moya retired after 10 years as a partner in the Phoenix, Arizona office of Quarles & Brady LLP where he specialized in corporation and securities law and mergers/acquisitions for middle-market and emerging growth companies.  He also served as a member of Quarles & Brady’s National Executive Committee and the Arizona Management Committee and as Co-Chairman of the Corporate and Securities Law Group.  He currently serves on the boards of PlusNet plc, one of the U.K.’s leading Internet providers and BIGe Realestate, Inc. which provides software and services relating to the management of real property

          Moya served two years as chairman of the securities law section of the State Bar of Arizona and one year as chairman of the law practice management section.  He is a member of the American Bar Association and Hispanic Bar Association.  He has been a Special Master of the Arizona Superior Court. Additionally, he served as a member of the executive board of the Governor’s Strategic Partnership for Economic Development, on the Stock Exchange Advisory Council appointed by the Arizona legislature and corporation commission, as a member of the corporation commission’s “blue ribbon” advisory committee on capital formation, as a councilman for the town of Paradise Valley, Ariz. and as president of the Enterprise Network.  Moya has been an instructor at the Arizona State University School of Law and for State Bar continuing education programs.

          Moya received an A.B. degree from Princeton University in 1966, and a J.D. from Stanford Law School in 1969.  He is listed in Who’s Who in American Law and The Best Lawyers in America.

          About Duraswitch
          Duraswitch is a licensor of patented, enabling technologies.  The company was founded on a novel new electronic switch technology -- pushbuttons, rotary dials, mouse controls -- that can be used in a wide range of applications. Licensing its intellectual property to established switch manufacturers and OEMs, Duraswitch brings together its expertise in switch design with their marketing and manufacturing capabilities to commercialize these technologies. Duraswitch has executed license agreements with 30 manufacturers worldwide including Siemens AG and Delphi Corp., and formed technology alliances with manufacturers of complementary products including Three-Five Systems and Saturn Electronics.  With this global network, Duraswitch’s business model can easily be used to take additional innovative technologies to commercialization partners.  Visit www.duraswitch.com or call 480.586.3300 for more information.

          This news release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, statements regarding the future growth of Duraswitch, our ability to expand our licensing model and potential strategic partnerships.  Risks and uncertainties that could cause results of operations to differ materially from those projected include lack of market acceptance of our technologies, inability to form partnerships that generate licensing revenue as well as risks commonly associated with the acquisition of new technology and other uncertainties described from time to time in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year-ended December 31, 2003.  These forward-looking statements represent our beliefs as of the date of the press release and we disclaim any intent or obligation to update these forward-looking statements.

SOURCE  Duraswitch Industries, Inc.
          -0-                             02/07/2005
          /CONTACT:  Heather Beshears, Vice President, Corporate Communications of
Duraswitch Industries, Inc., +1-480-586-3357, heather@duraswitch.com/
          /Web site:  http://www.duraswitch.com /